                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12
                       JOHNSON WORLDWIDE ASSOCIATES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                       JOHNSON WORLDWIDE ASSOCIATES, INC.
- - --------------------------------------------------------------------------------
                   (Name of person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------

     (3) Filing Party:

- - --------------------------------------------------------------------------------

     (4) Date Filed:

- - --------------------------------------------------------------------------------
- - -------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                                1326 WILLOW ROAD
                          STURTEVANT, WISCONSIN 53177
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 25, 1995

To the Shareholders of
  JOHNSON WORLDWIDE ASSOCIATES, INC.

     The Annual Meeting of Shareholders of Johnson Worldwide Associates, Inc. will be held on Wednesday, January 25, 1995 at 9:45 a.m., local time, at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, for the following purposes:

          1. To elect 6 directors to serve for the ensuing year.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on Tuesday, December 13, 1994 will be entitled to notice of and to vote at the meeting and any adjournment thereof. Holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors and holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD FOR CLASS A COMMON STOCK AND/OR THE PROXY CARD FOR CLASS B COMMON STOCK IN THE RETURN ENVELOPE PROVIDED IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.
                                         By Order of the Board of Directors

                                         CARL G. SCHMIDT
                                         Secretary
Sturtevant, Wisconsin
December 23, 1994

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                                1326 WILLOW ROAD
                          STURTEVANT, WISCONSIN 53177

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 25, 1995

     This Proxy Statement, which is first being mailed to shareholders on or about December 23, 1994, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Worldwide Associates, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on Wednesday, January 25, 1995 at 9:45 a.m., local time, at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, and at any adjournment thereof.

     Shareholders who execute proxies may revoke them at any time prior to the voting thereof by written notice addressed to the Secretary at the Company's address shown above, or by giving notice in open meeting. Unless so revoked, the shares represented by proxies received by the Board of Directors will be voted at the Annual Meeting and any adjournment thereof. Where a shareholder specifies a choice by means of a ballot provided in the proxy, the shares will be voted in accordance with such specification.

     The record date for shareholders entitled to notice of and to vote at the Annual Meeting is December 13, 1994. On the record date, the Company had outstanding and entitled to vote 6,841,463 shares of Class A Common Stock and 1,230,599 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share for directors designated to be elected by holders of Class A Common Stock and for other matters. Holders of Class B Common Stock are entitled to one vote per share for directors designated to be elected by holders of Class B Common Stock and ten votes per share for other matters.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the authorized number of directors is six. Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company's Articles of Incorporation provide that holders of Class A Common Stock have the right to elect 25% of the authorized number of directors and the holders of Class B Common Stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A Common Stock will elect two directors and holders of Class B Common Stock will elect four directors. Donald W. Brinckman and Thomas F. Pyle, Jr. (the "Class A Directors") are the nominees designated to be voted on by the holders of Class A Common Stock, and Samuel C. Johnson, John D. Crabb, Helen P. Johnson-Leipold and Raymond F. Farley (the "Class B Directors") are the nominees designated to be voted on by the holders of Class B Common Stock.

     Proxies received from holders of Class A Common Stock will, unless otherwise directed, be voted for the election of the nominees designated to be voted on by the holders of Class A Common Stock and proxies received from holders of Class B Common Stock will, unless otherwise directed, be voted for the election of the nominees designated to be voted on by the holders of Class B Common Stock. Proxies of holders of Class A Common Stock cannot be voted for more than two persons and proxies of holders of Class B Common Stock cannot be voted for more than four persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A Common Stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B Common Stock, in each case at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the meeting by such class. Consequently, any shares not voted on this matter (whether by abstention, broker non-vote or otherwise) will have no effect in the election of directors, except to the extent the failure to vote for an individual results in that individual not receiving a sufficient number of votes to be elected.

     Listed below are the nominees of the Board of Directors to serve as directors of the Company for the ensuing year. Each of the nominees is presently a director of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substituted nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                                                         BUSINESS EXPERIENCE DURING               DIRECTOR
                  NAME                    AGE                 LAST FIVE YEARS                      SINCE
- - ----------------------------------------  ---     ----------------------------------------        --------
Samuel C. Johnson.......................  66      Chairman of the Board of the Company              1970
                                                  since January 1994; Chairman of the
                                                  Executive Committee of the Board of
                                                  Directors of the Company from October
                                                  1992 to January 1994; Chairman of the
                                                  Board of the Company prior to October
                                                  1992; Chairman and until 1988, Chief
                                                  Executive Officer of S.C. Johnson & Son,
                                                  Inc. (manufacturer of household
                                                  maintenance and industrial products).
                                                  Director of Mobil Corporation, H. J.
                                                  Heinz Company and Deere & Company.
John D. Crabb...........................  51      President and Chief Executive Officer of          1992
                                                  the Company since January 1994;
                                                  President and Chief Operating Officer of
                                                  the Company from October 1992 to January
                                                  1994; Executive Vice President-Regional
                                                  Director, Consumer Products, Europe of
                                                  S.C. Johnson & Son, Inc. from 1990 to
                                                  1992; Vice President-Regional Director
                                                  of Asia/Pacific of S.C. Johnson & Son,
                                                  Inc. from 1984 to 1990.
Raymond F. Farley.......................  70      Retired President and Chief Executive             1970
                                                  Officer and until 1988, Chief Operating
                                                  Officer of S.C. Johnson & Son, Inc.
                                                  Director of Hartmarx Corporation, Kemper
                                                  Corporation and Snap-On Tools
                                                  Corporation.
Thomas F. Pyle, Jr......................  53      Chairman, President and Chief Executive           1987
                                                  Officer of RAYOVAC Corporation (manu-
                                                  facturer of batteries and lighting
                                                  products). Director of Kewaunee
                                                  Scientific Corporation and Riverside
                                                  Paper Corporation.
Donald W. Brinckman.....................  63      Founder, Chairman and Chief Executive             1988
                                                  Officer of Safety-Kleen Corp. (provider
                                                  of services to generators of hazardous
                                                  waste fluids; primary service is parts
                                                  cleaner service). Director of Pay-Chex,
                                                  Inc. and Snap-On Tools Corporation.

                                                         BUSINESS EXPERIENCE DURING               DIRECTOR
                  NAME                    AGE                 LAST FIVE YEARS                      SINCE
- - ----------------------------------------  ---     ----------------------------------------        --------
Helen P. Johnson-Leipold................  37      Vice President-Consumer Marketing                 1994
                                                  Services- Worldwide of S.C. Johnson &
                                                  Son, Inc. since 1992 (manufacturer of
                                                  household maintenance and industrial
                                                  products). Director of Marketing
                                                  Services of S.C. Johnson & Son, Inc.
                                                  from 1988 to 1992.

COMMITTEES

     The Board of Directors has standing Executive, Audit, Compensation and Stock Committees and does not have a nominating committee.

     The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and, subject to certain limitations, has the power to exercise fully the powers of the Board of Directors. Present members of the Executive Committee are Messrs. S.C. Johnson (Chairman), Farley and Crabb.

     The Audit Committee presently consists of Messrs. Brinckman (Chairman), Farley and Pyle. The Audit Committee annually recommends to the Board of Directors independent public accountants to act as auditors for the Company, reviews with the auditors in advance the scope of the annual audit, reviews with the auditors and management, from time to time, the Company's accounting principles, policies and practices and reviews with the auditors annually the results of their audit.

     The Compensation Committee presently consists of Messrs. Farley (Chairman), Brinckman and Pyle and Ms. Johnson-Leipold. The Compensation Committee fixes and approves the salaries and other compensation of the officers and key employees of the Company.

     The Stock Committee consists of Messrs. Pyle (Chairman) and Brinckman. The Stock Committee administers the Johnson Worldwide Associates, Inc. Amended and Restated 1986 Stock Option Plan, the Johnson Worldwide Associates, Inc. 1987 Employees' Stock Purchase Plan and the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan.

MEETINGS AND ATTENDANCE

     During the fiscal year ended September 30, 1994, there were four meetings of the Board of Directors, two meetings of the Audit Committee, two meetings of the Compensation Committee and no meetings of the Stock Committee (all actions were taken by written consent). All directors attended at least 75% of the meetings of the Board of Directors and all directors attended at least 75% of the meetings of the committees on which they serve.

COMPENSATION OF DIRECTORS

     Retainer and Fees. Each director who is not an employee of the Company ("non-employee director") is entitled to receive an annual retainer of $10,000 and $1,000 for attendance at each meeting of the Board of Directors and committees thereof. Non-employee directors are also entitled to receive an annual retainer for serving on committees of the Board of Directors as follows: the Chairman of each committee receives $3,500 and the other members each receive $1,000.

     Stock-Based Plans. The Company maintains the Johnson Worldwide Associates, Inc. 1994 Non-Employee Director Stock Ownership Plan (the "1994 Director Plan"), which was approved by shareholders on January 27, 1994. The 1994 Director Plan provides for up to 50,000 shares of Class A Common Stock to be issued to non-employee directors in the following forms:

          Stock Options. Under the 1994 Director Plan, simultaneous with shareholder approval, each non-employee director was granted an option to purchase 5,000 shares of Class A Common Stock. Thereafter, on the date on which a non-employee director, other than a director who was serving on the date of shareholder approval of the 1994 Director Plan, is first elected or appointed as a director of the Company during the existence of the 1994 Director Plan, such non-employee director will automatically be granted an option to purchase 5,000 shares of Class A Common Stock. The exercise price for such options will be the fair market value of a share of Class A Common Stock on the date of grant. Options will have a term of ten years and become fully exercisable one year after the date of grant.

          Restricted Stock Awards. In addition, each non-employee director of the Company will automatically be granted on the date of the Company's annual meeting of shareholders in each year during the existence of the 1994 Director Plan 500 shares of Class A Common Stock. Shares of Class A Common Stock granted to non-employee directors will not be eligible to be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter the restrictions will lapse. However, a non-employee director will be able to transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee and to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.

     On January 27, 1994, under the 1994 Director Plan, options to purchase 5,000 shares of Class A Common Stock were granted and 500 shares of restricted stock were awarded to each of the non-employee directors of the Company (Mr. Samuel C. Johnson, Ms. Helen P. Johnson-Leipold, and Messrs. Farley, Pyle and Brinckman).

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information at November 15, 1994 regarding the beneficial ownership of each class of the Company's Common Stock by each director, each person known by the Company to own beneficially more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers as a group based upon information furnished by such persons. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned.

                                                  CLASS A COMMON STOCK(1)               CLASS B COMMON STOCK(1)
                                              --------------------------------      --------------------------------
                                                                 PERCENTAGE OF                         PERCENTAGE OF
                                               NUMBER                CLASS           NUMBER                CLASS
             NAME AND ADDRESS                 OF SHARES           OUTSTANDING       OF SHARES           OUTSTANDING
- - -------------------------------------------   ---------          -------------      ---------          -------------
Samuel C. Johnson..........................   1,595,736(2)(3)        23.3%          1,054,000(2)           85.6%
  4041 North Main Street
  Racine, Wisconsin 53402
Imogene P. Johnson.........................     148,182(4)             2.1          1,029,000(4)            83.6
  4041 North Main Street
  Racine, Wisconsin 53402
JWA Consolidated, Inc......................     114,464(4)(5)          1.6          1,029,000(4)            83.6
  4041 North Main Street
  Racine, Wisconsin 53402
Johnson Heritage Trust Company.............     348,296(6)             5.1            142,616(6)            11.6
  4041 North Main Street
  Racine, Wisconsin 53402
Helen P. Johnson-Leipold...................     222,988(5)(7)          3.2          1,048,392(4)(7)         85.1
Ariel Capital Management, Inc..............   1,063,195(8)            15.5                 --(8)              --(8)
  307 North Michigan Avenue
  Chicago, Illinois 60601

                                                  CLASS A COMMON STOCK(1)               CLASS B COMMON STOCK(1)
                                              --------------------------------      --------------------------------
                                                                 PERCENTAGE OF                         PERCENTAGE OF
                                               NUMBER                CLASS           NUMBER                CLASS
             NAME AND ADDRESS                 OF SHARES           OUTSTANDING       OF SHARES           OUTSTANDING
- - -------------------------------------------   ---------          -------------      ---------          -------------
Quest Advisory Corp........................     399,400(9)             5.8(9)              --(9)              --(9)
  1414 Avenue of the Americas
  New York, New York 10019
Wellington Management Company..............     383,290(10)            5.6(10)             --(10)             --(10)
  75 State Street
  Boston, Massachusetts 02109
Raymond F. Farley..........................      38,228(3)               *              8,330                  *
Terence S. Malone..........................     104,263(11)            1.5              3,682                  *
Thomas F. Pyle, Jr.........................       4,238(3)               *                 --                 --
Donald W. Brinckman........................       4,057(12)              *                 --                 --
John D. Crabb..............................      51,250(13)              *                 --                 --
Philippe Blime.............................      15,750(14)              *                 --                 --
Robert L. Inslee...........................      21,701(15)              *                 --                 --
Carl G. Schmidt............................          --                  *                 --                 --
Robert L. Caulk............................      10,750(16)              *                 --                 --
Nick R. Chilton............................       4,725(17)              *                 --                 --
John G. Cahill.............................          --                  *                 --                 --
All directors and executive officers as a
  group
  (11 persons)(18).........................   2,073,686(2)(4)         30.3          1,085,404(2)(4)         88.2
                                                       (7)(18)

- - ---------------
* The amount shown is less than 1% of the outstanding shares of such class.

 (1) Shares of Class B Common Stock ("Class B Shares") are convertible on a share-for-share basis into shares of Class A Common Stock ("Class A Shares") at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares.

 (2) Shares reported by Mr. Johnson include 98,000 Class A Shares and 1,029,000 Class B Shares over which Mr. Johnson has shared voting power and investment power. The 98,000 Class A Shares are held of record by a corporation controlled by Mr. Johnson through various trusts. The 1,029,000 Class B Shares are held of record by the Johnson Worldwide Associates, Inc. Class B Common Stock Voting Trust ("Voting Trust") of which certain trusts of which Mr. Johnson serves as sole trustee are Voting Trust unit holders. Mr. Johnson owns 1,243,706 Class A Shares and 95,516 Class B Shares as sole trustee of a trust for his benefit and reports beneficial ownership of the remaining Class A Shares and Class B Shares indirectly as the sole trustee of a trust for the benefit of members of the Johnson Family, as the sole trustee of a shareholder of certain corporations, or pursuant to options to acquire Class A Shares. Not included in the number of Class A Shares or Class B Shares beneficially owned by Mr. Johnson are Class A Shares or Class B Shares held by Mr. Johnson's wife, Imogene P. Johnson, by family partnerships of which Mr. Johnson is not, or does not directly or indirectly control, a general partner, by corporations in which all of the common stock is beneficially owned by Mr. Johnson's adult children or by Johnson Heritage Trust Company, Inc. ("JHT"), except as otherwise noted.

 (3) Includes options to acquire 2,738 Class A Shares, which options are exercisable within 60 days.

 (4) Shares reported by Mrs. Johnson include 1,029,000 Class B Shares directly held by the Voting Trust and over which Mrs. Johnson has shared voting power and shared investment power as sole trustee of the Voting Trust, and all of which are also reported as beneficially owned by Mr. Johnson, Ms. Johnson-Leipold and JWA Consolidated, Inc. as

     Voting Trust unit holders. Mrs. Johnson reports the remaining shares as personally owned or as sole trustee of certain trusts for the benefit of Mrs. Johnson or members of her family.

 (5) The 114,464 Class A Shares are also reported as beneficially owned by Ms. Johnson-Leipold as sole trustee of the SCI Family Trust, which controls JWA Consolidated, Inc.

 (6) Includes 298,780 Class A Shares and 75,992 Class B Shares over which JHT has shared voting power and shared investment power. JHT reports beneficial ownership of the Class A Shares and Class B Shares reflected in the table as sole trustee of various trusts principally for the benefit of members of the Johnson Family. Mr. Johnson is directly or indirectly the controlling shareholder of JHT.

 (7) Includes 108,524 Class A Shares and 19,392 Class B Shares over which Ms. Johnson-Leipold has shared voting power and shared investment power, all of which are reported as beneficially owned by JHT. Ms. Johnson-Leipold beneficially owns such Class A Shares and Class B Shares indirectly as the settlor and beneficiary of a trust and through such trust as a general partner of certain limited partnerships controlled by the Johnson Family and as a controlling shareholder, with trusts for the benefit of Samuel C. Johnson and his adult children, of certain corporations.

 (8) The information is based on a report on Schedule 13G, dated February 5, 1993, filed by Ariel Capital Management, Inc. ("Ariel") with the Securities and Exchange Commission. Ariel reported sole voting power with respect to 722,620 of the shares, shared voting power with respect to 79,150 of the shares, sole dispositive power with respect to 988,795 of the shares and shared dispositive power with respect to 74,400 of the shares.

 (9) The information is based on a report on Schedule 13G, dated February 10, 1993, filed by Quest Advisory Corp. ("Quest"), Quest Advisory Co., A General Partnership ("QCO") and Charles M. Royce with the Securities and Exchange Commission. Mr. Royce may be deemed to be a controlling person of Quest and QCO and as such may be deemed to beneficially own their shares. Quest reported sole voting and sole dispositive power with respect to all of the reported shares and QCO reported sole voting and sole dispositive power with respect to 28,100 shares (which are not included in the reported shares).

(10) The information is based on a report on Schedule 13G, dated February 12, 1993, filed by Wellington Management Company ("Wellington") with the Securities and Exchange Commission. Wellington reported shared voting power with respect to 111,790 of the shares and shared dispositive power with respect to 383,290 of the shares.

(11) Includes options to acquire 70,838 Class A Shares, which options are exercisable within 60 days.

(12) Includes options to acquire 2,057 Class A Shares, which options are exercisable within 60 days.

(13) Includes options to acquire 26,250 Class A Shares, which options are exercisable within 60 days.

(14) Includes options to acquire 15,750 Class A Shares, which options are exercisable within 60 days.

(15) Includes options to acquire 15,950 Class A Shares, which options are exercisable within 60 days.

(16) Includes options to acquire 7,000 Class A Shares, which options are exercisable within 60 days.

(17) Includes options to acquire 4,475 Class A Shares, which options are exercisable within 60 days.

(18) Includes options to acquire 150,534 Class A Shares for all officers and directors as a group, which options are exercisable within 60 days.

     At November 15, 1994, Samuel C. Johnson, members of his family and related entities (the "Johnson Family"), as a group, beneficially owned 1,160,036 Class B Shares or approximately 94.2% of the outstanding Class B Shares, and 2,032,442 Class A Shares or approximately 29.7% of the outstanding Class A Shares.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for all non-equity based compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. All equity-based compensation decisions are made by the Stock Committee of the Board of Directors, which is comprised of two members of the Compensation Committee. Set forth below are tables and a report explaining the rationale underlying fundamental executive compensation decisions affecting the Company's executive officers, including the executive officers named in the Summary Compensation Table (the "Named Executive Officers").

OVERALL COMPENSATION PHILOSOPHY

     The Company's compensation program is based on important beliefs and guiding principles designed to align compensation with Company performance, business strategy, Company values and management initiatives. The Company's overall compensation objectives are:

     - to motivate and reward achievement of both near-term and long-term business goals;

     - to attract and retain key individuals critical to the success of the Company;

     - to align management interests with those of shareholders through the use of equity-based compensation plans, delivering appropriate ownership in the Company;

     - to reinforce a strong performance-oriented environment through leveraged variable incentive bonuses based on business results; and

     - to provide total compensation opportunities which are fully competitive with other recreation and sporting goods companies.

     The Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. As an executive's level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the position's role and relative impact on business results.

     The Compensation Committee continually monitors the operation of the Company's executive compensation program and annually conducts a full review of the Company's executive compensation program. In 1994, the review included a comprehensive report from independent compensation consultants assessing the effectiveness of the Company's compensation program by comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of public corporations in the recreation and sporting goods industry which are similar in size and business profile to the Company. The comparator group also includes leading manufacturing companies located in Wisconsin that are of a size similar to the Company. The comparator group used for compensation analysis includes, but is not limited to, companies in the peer group established to compare shareholder returns. The Compensation Committee reviews the selection of companies used for this analysis and believes that these companies represent the Company's most direct competitors for executive talent.

     The Compensation Committee determines the compensation of the Chief Executive Officer and sets policies for, reviews and approves the recommendations of management (subject to such adjustments as may be deemed appropriate by the Committee) with respect to the compensation awarded to other corporate officers (including the other Named Executive Officers.

     The key elements of the Company's executive compensation program consist of base salary, annual discretionary bonus and long-term stock incentives. The senior executive compensation packages are increasingly weighted toward programs contingent upon the Company's performance, as well as the executive's role and relative impact on business results. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels of the competitive marketplace based on the Company's actual performance relative to its business plan and its prior year's financial results. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable members in the Company's industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company compensation package, including the basis for the compensation awarded to the Company's Chief Executive Officer, for the 1994 fiscal year are described below.

BASE SALARY

     Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at market competitive levels for comparable positions in other recreation and sporting goods companies. The Compensation Committee annually reviews each executive officer's base salary. In determining annual salary adjustments for executive officers, the Committee considers various factors including the individual's performance and contribution, the average percentage pay increases provided by the marketplace for similar positions and the Company's performance. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with Company customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

     With respect to the base salary paid to Mr. Crabb in 1994, the Compensation Committee increased his base salary by 14% from $280,000 to $320,000 to recognize his increased responsibilities resulting from his promotion to Chief Executive Officer of the Company as well as to reflect the Compensation Committee's assessment of the factors listed above.

     Mr. Malone, who served as Chief Executive Officer of the Company for approximately four months of the Company's 1994 fiscal year before retiring effective January 28, 1994, received a base salary of $133,333 (which included $30,000 of accrued but unused vacation paid on retirement). Mr. Malone's base salary was based on his ability to lead and coordinate the business activities of the Company and on the Compensation Committee's assessment of the factors listed above.

ANNUAL DISCRETIONARY BONUS PROGRAM

     The Company's executive officers are eligible for annual cash bonus awards. Target bonuses (expressed as a percentage of an executive's base salary) and performance goals are established by the Board of Directors for each executive officer at the beginning of each fiscal year to provide the basis for these annual bonus awards. Award opportunities are generally competitive with industry practices contingent upon achieving specific objectives. The primary factors considered in determining an award are the executive's performance and the Company's performance in meeting predetermined near-term and long-term operating and personnel objectives. Specifically, the Compensation Committee considers overall Company performance based on financial measures such as sales growth, net income growth and cash flow, as well as operational measures including improvements in product quality and new product development. As an executive's level of responsibility increases, a greater portion of his bonus opportunity is based on financial performance measures and less on operational performance measures. Eligible executives are assigned minimum, target and maximum bonus levels. If a minimum corporate net income threshold, which is established by the Compensation Committee, is not met, generally no bonuses will be paid. However, bonuses are discretionary and may be paid for exemplary individual performance.

     In 1994, the Company accomplished a number of significant objectives to enhance its future potential, including the divestiture of the Marking Systems group and several other businesses, the establishment of a new North American management team and the development of the 1995 new product program. In addition, the Company experienced successful sales and operating results for its European and Asian operations. However, as a result primarily of the reduction of the value of certain non-strategic product inventory, overall 1994 Company operating results did not meet or exceed the threshold levels established by the Board of Directors in order for Mr. Crabb to qualify for a bonus.

LONG-TERM STOCK INCENTIVES

     Long-term stock incentives are designed to encourage and create significant ownership of Company stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company's equity-based award practices are designed to be competitive with those offered by other recreation and sporting goods companies. To this end, the Stock Committee considers recommendations from the Company's independent compensation consultants in determining the level of equity-based awards. The Company currently grants two forms of long-term stock incentives: stock options and, on a more selective basis, restricted stock.

     Stock Options. Under the Company's 1986 Stock Option Plan, and the 1994 Long-Term Stock Incentive Plan, nonqualified stock options have been the primary form of long-term incentive compensation. Options typically are granted annually, with the size of grants varying based on several factors, including the executive's level of responsibility and past contributions to the Company as well as the practices of peer companies. Consideration is also given to a person's potential for future responsibility and promotion. The number of shares covered by grants generally reflects competitive industry practices. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. Stock options granted in 1994 vest ratably over a three or four-year period. Vesting schedules are designed to encourage the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     The grants made in fiscal 1994 reflect the considerations discussed above. In 1994, Mr. Crabb received options to purchase 25,000 shares at an exercise price of $23.00 per share.

     Restricted Stock. The Company also has a Restricted Stock Plan, which was adopted in 1986. Under this plan, grants are made on a highly selective basis to executive officers. From time to time, current executives may receive grants of restricted stock to recognize corporate successes and individual contributions. The Compensation Committee decides appropriate award amounts based on the circumstances of the situation, e.g. in the case of a new hire, the level of the position to be filled and the qualifications of the executive sought to fill that role. No executive officer received grants of restricted stock during fiscal 1994.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     It is anticipated all 1995 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

COMPENSATION COMMITTEE

     Raymond F. Farley (Chairman)
     Donald W. Brinckman
     Helen P. Johnson-Leipold
     Thomas F. Pyle, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are identified above. Ms. Helen P. Johnson-Leipold, a member of the Compensation Committee, was indirectly a party to certain transactions between the Company and certain corporations controlled by Ms. Johnson-Leipold's father and the Johnson Family during fiscal 1994. The office building in Racine, Wisconsin in which the Company leased its executive offices for part of fiscal 1994, is owned by Johnson Redevelopment Corporation, a corporation controlled by the Johnson Family. During the fiscal year ended September 30, 1994, the Company made payments under such lease totaling $350,000. The management of the Company believes that the Company's rent obligations under the lease are at prevailing market rates. In September 1994, the Company relocated its corporate offices to a new office building in Sturtevant, Wisconsin, the land for which was purchased from S.C. Johnson & Son, Inc. for $320,000. The Company evaluated the purchase price of the land based on recent prices paid for comparable properties in the area. The Company also purchases certain services from S.C. Johnson & Son, Inc., including consulting services, office rental and administrative services. The total amounts paid by the Company to S.C. Johnson & Son, Inc. for the foregoing services during the fiscal year ended September 30, 1994 were approximately $878,000. The Company believes that the amounts paid to S.C. Johnson & Son, Inc. for the Sturtevant property and the aforementioned services are no greater than the fair market value of such property and services.

SUMMARY COMPENSATION INFORMATION

     The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Named Executive Officers as required by the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                               ANNUAL COMPENSATION                      COMPENSATION
                                   -------------------------------------------    ------------------------
                                                               OTHER ANNUAL         STOCK       RESTRICTED         ALL OTHER
   NAME AND POSITION       YEAR    SALARY($)    BONUS($)    COMPENSATION($)(8)    OPTIONS(#)     STOCK($)     COMPENSATION($)(9)
- - ------------------------   ----    ---------    --------    ------------------    ----------    ----------    -------------------
Terence S. Malone.......   1994     133,333           0                --                0              0            17,322
Former Chairman and        1993     302,500     165,000                --           12,000              0            21,066
  Chief                    1992     291,250           0                --           12,700              0            21,333
Executive Officer(1)
John D. Crabb...........   1994     310,000           0                --           25,000              0            21,129
President and Chief        1993     280,000     155,000                --           40,000        398,750            21,006
Executive Officer(2)       1992           0           0                --                0              0                 0
Philippe Blime..........   1994     158,220      31,644                --           20,000              0                 0
Vice President,            1993     104,190           0                --           63,000              0                 0
President                  1992      95,814           0                --                0              0                 0
JWA Europe(3)

                                                                                         LONG-TERM
                                               ANNUAL COMPENSATION                      COMPENSATION
                                   -------------------------------------------    ------------------------
                                                               OTHER ANNUAL         STOCK       RESTRICTED         ALL OTHER
   NAME AND POSITION       YEAR    SALARY($)    BONUS($)    COMPENSATION($)(8)    OPTIONS(#)     STOCK($)     COMPENSATION($)(9)
- - ------------------------   ----    ---------    --------    ------------------    ----------    ----------    -------------------
Robert L. Inslee........   1994     118,000           0                --            5,000              0            12,380
Vice President, Human      1993     110,500      36,000                --            3,500              0            11,363
  Resources                1992     103,917           0                --            5,000              0            10,398
Carl G. Schmidt.........   1994      29,744           0            25,000           10,000              0                 0
Vice President, Chief      1993           0           0                --                0              0                 0
Financial Officer,         1992           0           0                --                0              0                 0
Secretary
and Treasurer(4)
Robert L. Caulk.........   1994     165,000           0                --                0              0            15,010
Vice President,            1993     125,750      57,000            29,040           21,000              0            13,833
  President                1992     112,250      51,250            35,479            2,000              0            12,347
JWA North America(5)
John G. Cahill..........   1994     147,500     100,000(7)             --                0              0            14,447
Vice President, Chief      1993     127,917      58,000                --           22,000              0            14,071
  Financial Officer,       1992     105,000           0                --           10,000              0            11,550
Secretary and
Treasurer(6)

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) Mr. Malone retired as Chairman and Chief Executive Officer effective January 28, 1994. The base salary amount reported for Mr. Malone includes $30,000 accrued but unused vacation paid on retirement.

(2) Mr. Crabb has been President and Chief Executive Officer since January 28, 1994. Prior to that, he was President and Chief Operating Officer from October 1, 1992 through January 27, 1994.

(3) Mr. Blime assumed the position President of JWA Europe and Vice
     President -- JWA in July, 1993. Prior to that, he served as President General Director -- Mitchell Sports. Mr. Blime is paid in French francs.

(4) Mr. Schmidt joined the Company on July 25, 1994.

(5) Mr. Caulk resigned from the Company effective October 24, 1994. Pursuant to a severance agreement between the Company and Mr. Caulk, Mr. Caulk will be paid his 1994 salary for a period of one year.

(6) Mr. Cahill resigned as an executive officer of the Company effective July 22, 1994. Mr. Cahill was paid his 1994 salary through September 30, 1994.

(7) This amount represents a special one-time payment for Mr. Cahill's assistance in the sale of the Marking Systems group.

(8) The only named executive officer who received perquisites or other benefits exceeding the lesser of $50,000 or 10% of combined base salary and annual bonus as required for disclosure in this column under Securities and Exchange Commission rules and regulations during the fiscal year ended September 30, 1994 was Mr. Schmidt. The amount shown for Mr. Schmidt represents a one-time payment in connection with his recruitment by the Company.

(9) The amounts shown in this column consist of the following:

     a) Amounts credited for deferred profit sharing during the fiscal year ended September 30, 1994 were $16,509 for Mr. Malone, $16,509 for Mr. Crabb, $8,840 for Mr. Inslee, $10,060 for Mr. Caulk, and $10,233 for Mr. Cahill; and

     b) Company contributions to the executives' 401(k) plan accounts during the fiscal year ended September 30, 1994 were $813 for Mr. Malone, $4,620 for Mr. Crabb, $3,540 for Mr. Inslee, $4,950 for Mr. Caulk and $4,214 for Mr. Cahill.

STOCK-BASED COMPENSATION

     The following table provides details regarding stock options granted to the Named Executive Officers in fiscal 1994 under the Johnson Worldwide Associates, Inc. Amended and Restated 1986 Stock Option Plan or the 1994 Long-Term Stock Incentive Plan. In addition, this table shows hypothetical gains that would exist for the respective options granted during this period for the Named Executive Officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                          OPTION GRANTS IN FISCAL 1994

                                                                                                     POTENTIAL REALIZABLE
                                                                                                           VALUES AT
                                                                                                    ASSUMED ANNUAL RATES OF
                                                                                                          STOCK PRICE
                                              % OF TOTAL OPTIONS                                    APPRECIATION FOR OPTION
                                                   GRANTED          EXERCISE OR                              TERM
                                 OPTIONS       TO EMPLOYEES IN      BASE PRICE     EXPIRATION      -------------------------
            NAME               GRANTED (#)       FISCAL YEAR         ($/SHARE)        DATE            5%              10%
- - ----------------------------   -----------    ------------------    -----------    -----------     --------         --------
Terence S. Malone...........           0                NA                 NA              NA            NA               NA
John D. Crabb...............      25,000             25.77%           $ 23.00        12/20/03      $361,614         $916,402
Philippe Blime..............      20,000             20.62              23.75         8/11/04       298,725          757,028
Robert L. Inslee............       5,000              5.15              23.00        12/20/03        72,328          183,280
Carl G. Schmidt.............      10,000             10.31              23.75         8/11/04       149,362          378,514
Robert L. Caulk.............           0                NA                 NA              NA            NA               NA
John G. Cahill..............           0                NA                 NA              NA            NA               NA

     The following table shows stock option exercises by the Named Executive Officers during fiscal 1994. In addition, this table includes the number of shares remaining covered by both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of September 30, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the September 30, 1994 price of the Class A Common Stock of $26.50.

                 AGGREGATE OPTION EXERCISES IN FISCAL 1994 AND
                       FISCAL 1994 YEAR-END OPTION VALUES

                                                                       NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                                                         OPTIONS AT 9/30/94           MONEY OPTIONS AT 9/30/94
                                 SHARES ACQUIRED       VALUE        ----------------------------    -----------------------------
             NAME                ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- - ------------------------------   ---------------    ------------    -----------    -------------    -----------     -------------
Terence S. Malone.............        16,838          $328,341         80,000               0        $ 714,449                0
John D. Crabb.................             0                 0         10,000          55,000           80,625        $ 329,375
Philippe Blime................             0                 0         15,750          67,250          104,344          368,031
Robert L. Inslee..............             0                 0         12,175          10,525          102,366           60,822
Carl G. Schmidt...............             0                 0              0          10,000                0           27,500
Robert L. Caulk...............             0                 0          6,250          16,750           43,468          117,156
John G. Cahill................        13,800            64,125              0          21,825                0          164,809

TOTAL SHAREHOLDER RETURN

     The graph below compares on a cumulative basis the yearly percentage change since September 29, 1989 in (a) the total return to shareholders on the Class A Common Stock with (b) the total return on the NASDAQ Stock Market-U.S. Index and
(c) the total return on a self-constructed peer group index. The peer group consists of the Company, Anthony Industries, Inc., Brunswick Corporation, The Coleman Company, Inc., Huffy Corporation and Outboard Marine Corporation. The graph assumes $100 was invested on September 29, 1989 in Class A Common Stock, the NASDAQ Stock Market-U.S. Index and the peer group index.

                                    Johnson
      Measurement Period           Worldwide                     NASDAQ Stock
    (Fiscal Year Covered)         Associates      Peer Group      Market-U.S.
09/29/89                                100.00          100.00          100.00
09/28/90                                 85.90           49.10           74.40
09/27/91                                 97.00           78.90          116.50
10/2/92                                  75.30           83.10          128.50
10/1/93                                  86.90          101.60          171.70
09/30/94                                107.10          130.00          172.20

SUPPLEMENTAL RETIREMENT AGREEMENTS

     The Company has supplemental retirement arrangements with certain executive officers of the Company who were formerly employed by S.C. Johnson & Son, Inc. Under these agreements, upon an employee's termination of employment with the Company (other than termination for cause) the Company will pay to such employee an annuity representing the difference between (1) the benefit that such employee would have received under the S.C. Johnson & Son, Inc. pension plan plus the benefit which could be purchased with the S.C. Johnson & Son, Inc. deferred profit sharing benefits that the employee would have earned had he remained at S.C. Johnson & Son, Inc. rather than transferring to the Company; and (2) the sum of the benefit that the employee actually is entitled to receive under the S.C. Johnson & Son, Inc. pension plan and the annuity benefit which could be purchased with the deferred profit sharing benefits payable under the Johnson Worldwide Associates Retirement and Savings Plan. For purposes of clause
(1) above, the benefits under the S.C. Johnson & Son, Inc. pension and deferred profit sharing plans are calculated on the assumption that the employee would have earned his Company salary and that the employee would terminate employment with S.C. Johnson & Son, Inc. on the date his employment with the Company terminates. Supplemental retirement agreements have been entered into with Mr. Malone and Mr. Crabb. For the fiscal year ended September 30, 1994, amounts accrued by the Company for the benefit of Mr. Malone and Mr. Crabb were $126,623 and $88,958 respectively.

                              CERTAIN TRANSACTIONS

     The office building in Racine, Wisconsin in which the Company leased its executive offices is owned by Johnson Redevelopment Corporation, a corporation controlled by the Johnson Family. During the fiscal year ended September 30, 1994, the Company made payments under such lease totaling $350,000. Management of the Company believes that the Company's rent obligations under the lease were at prevailing market rates.

     In September, 1994, the Company relocated its corporate offices to a new building located in Sturtevant, Wisconsin, the land for which was purchased from S.C. Johnson & Son, Inc. for $320,000. Company management based the purchase price for the land on recent prices paid for comparable properties in the area. Based on the foregoing, the Company believes such land was purchased for its fair market value.

     The Company purchases certain services from S.C. Johnson & Son, Inc., including consulting services, office rental and administrative activities, such as telephone service. The Company believes that the amounts paid to S.C. Johnson & Son, Inc. are no greater than the fair market value of the services. The total amounts paid by the Company to S.C. Johnson & Son, Inc. for the foregoing services during the fiscal year ended October 1, 1994 were approximately $878,000.

     Under the terms of the acquisition agreement pursuant to which the Company acquired Mitchell Sports in 1989, Philippe Blime, as a former equity holder of Mitchell, will be entitled in 1995 to an additional purchase price payment based on Mitchell's 1994 operating results. Although the amount of such payment has yet to be determined, the Company anticipates such payment to Mr. Blime will exceed $60,000. Mr. Blime is currently a Vice President of the Company and President of JWA Europe.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP ("KPMG") served as the independent auditors for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ended September 30, 1994. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions. The Board of Directors will not choose independent public accountants for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending September 30, 1995 until after the 1995 Annual Meeting of Shareholders.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals for presentation at the 1995 Annual Meeting of Shareholders must be received at the offices of the Company, 1326 Willow Road, Sturtevant, Wisconsin 53177 by August 24, 1995 for inclusion in the proxy statement and form of proxy relating to the meeting.

                                 OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the fiscal year ended September 30, 1994, all reports required by Section 16(a) to be filed by the Company's officers, directors and more than 10% shareholders were filed on a timely basis.

     THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1994. THE COMPANY WILL PROVIDE A COPY OF THIS FORM 10-K WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK ON THE RECORD DATE FOR THE ANNUAL MEETING AND WHO SUBMITS A WRITTEN REQUEST. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO THE SECRETARY, JOHNSON WORLDWIDE ASSOCIATES, INC., 1726 WILLOW ROAD, STURTEVANT, WISCONSIN 53177.

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock of the Company.

     Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matters shall properly come before the meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.
                                         By Order of the Board of Directors

                                         CARL G. SCHMIDT
                                         Secretary

CLASS A COMMON STOCK               P R O X Y
                      JOHNSON WORLDWIDE ASSOCIATES, INC.
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 25,1995
The undersigned constitutes and appoints JOHN D. CRABB and CARL G. SCHMIDT, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class A Common Stock of Johnson Worldwide Associates, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, on Wednesday, January 25, 1995, 9:45 a.m. local time, and at any adjournment thereof:


1. Election of Directors                      / / For all nominees listed below            / / WITHHOLD authority
   By Holders of Class A Common Stock             (except as marked to the contrary            to vote for all nominees
                                                  below).                                      listed below.

                   DONALD W. BRINCKMAN, THOMAS F. PYLE, JR.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                (Continued, and to be signed, on reverse side)



The Board of Directors recommends a vote FOR item 1.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1.
The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.
                                        Dated:_____________________, 19__

                                        Signed:__________________________

                                        _________________________________
                                        (Please Print Name)
                                        Note: Please sign exactly as your
                                        name appears on your stock certificate.
                                        Joint owners should each sign
                                        personally.  A corporation should sign
                                        full corporate name by duly authorized
                                        officers and affix corporate seal, if
                                        any.  When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, give full title as such.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JOHNSON WORLDWIDE ASSOCIATES, INC.

CLASS B COMMON STOCK               P R O X Y
                      JOHNSON WORLDWIDE ASSOCIATES, INC.
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 25,1995
The undersigned constitutes and appoints JOHN D. CRABB and CARL G. SCHMIDT, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class B Common Stock of Johnson Worldwide Associates, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, on Wednesday, January 25, 1995, 9:45 a.m. local time, and at any adjournment thereof:


1. Election of Directors                      / / For all nominees listed below            / / WITHHOLD authority
   By Holders of Class B Common Stock             (except as marked to the contrary            to vote for all nominees
                                                  below).                                      listed below.

 SAMUEL C. JOHNSON, JOHN D. CRABB, HELEN P. JOHNSON-LEIPOID, RAYMOND F. FARLEY (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                (Continued, and to be signed, on reverse side)



The Board of Directors recommends a vote FOR item 1.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1.
The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.
                                        Dated:_____________________, 19__

                                        Signed:__________________________

                                        _________________________________
                                        (Please Print Name)
                                        Note: Please sign exactly as your
                                        name appears on your stock certificate.
                                        Joint owners should each sign
                                        personally.  A corporation should sign
                                        full corporate name by duly authorized
                                        officers and affix corporate seal, if
                                        any.  When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, give full title as such.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JOHNSON WORLDWIDE ASSOCIATES, INC.